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                                                                  EXHIBIT 10.9
                               AMENDMENT NO. 1

                                   to the

                              POLICY LIFE CYCLE
                             SERVICES AGREEMENT
                                  CLARENDON
                         Effective:  August 15, 1996

                               by and between

                  MILLERS INTEGRATED CLAIMS RESOURCES, INC.
                               d/b/a MiliRisk
                                ("MiliRisk")

                                     and

                  BLANCH WHOLESALE INSURANCE SERVICES, INC.
                                     and
                       BLANCH INSURANCE SERVICES, INC.
                                ("Customer")

WHEREAS, MiliRisk and Customer have entered into this Agreement for the administration of certain insurance policies to be issued by Clarendon National Insurance Company ("Clarendon");

WHEREAS, Customer entered into this Agreement based on certain assumptions regarding the anticipated premium and coverages under said policies;

WHEREAS, certain of said assumptions have proven to be incorrect in practice, after the negotiation and inception of this Agreement; and

WHEREAS, the parties, as a result, have agreed to amend this Agreement by adjusting certain provisions retroactively and prospectively, to more appropriately reflect the actual operations under the Agreement;

NOW, THEREFORE, Customer and MiliRisk hereby agree as follows:

1. Effective retroactively to the inception of this Agreement, and for the entire remaining term of the Agreement, including any renewals, the $56.00 per policy minimum and the 50,000 annualized policy minimum, as expressed in Exhibit II - Services Rates, shall be eliminated. In consideration for this, Customer shall pay to MiliRisk $886,000 as promptly as possible after agreement to the terms of this Amendment.

2. Effective at June 1, 1997, with respect to direct written premium collected on or after that date, the service rate of 6.5% of Direct Written Premium, as expressed in Exhibit II -


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       Services Rates, shall be increased to 7.0% of Direct Written Premium.
       Effective November 15, 1997, said service rate shall be further increased to 7.25% of Direct Written premium, provided that Clarendon has not received approval from the Florida Department of Insurance of a rate increase on the subject policies of at least 10% by January 15, 1998.

The provisions of this Agreement shall remain otherwise unchanged.

MILIRISK AND CUSTOMER CERTIFY BY THEIR UNDERSIGNED AUTHORIZED AGENT THAT THEY HAVE READ THIS AMENDMENT AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.


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
Millers Integrated Claims Resources, Inc.          Blanch Wholesale Insurance Services, Inc.
                                                   Blanch Insurance Services, Inc.

By:                                                By:
   --------------------------------------             --------------------------------------
Name:                                              Name:
     ------------------------------------               ------------------------------------
Title:                                             Title:
      -----------------------------------                -----------------------------------

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